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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-27403) of our report dated September 13, 1996, except as to the poolings of interests with the Acquired Entities which is as of January 30, 1997, relating to the consolidated financial statements of PMT Services, Inc., which appears on page 1 of Exhibit 5.1 of the Current Report on Form 8-K of PMT Services, Inc. filed on April 8, 1997. We also consent to the application of such report to the Financial Statement Schedule for the three years ended July 31, 1996 which appears on page 1 of Exhibit 5.2 of such Current Report on Form 8-K when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/Price Waterhouse LLP

Nashville, Tennessee
July 24, 1997